EXHIBIT 10J

                            ADDENDUM TO FEE AGREEMENT
                              WITH RICHARD O. WEED

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                                  ARCHER & WEED
                             Special Project Counsel

       5140 BIRCH STREET, SUITE 100, NEWPORT BEACH, CALIFORNIA 92660-2164
                TELEPHONE (714) 760-7424 FACSIMILE (714) 475-9087


                                December 11, 1996

Nona Morelli's II, Inc.
2 Park Plaza, Suite 470
Irvine, California  92614

         RE:      Addendum to Fee Agreement

Gentlemen:

         This letter will serve as the Addendum to my Fee Agreement with Nona Morelli's II, Inc. (the "Company").

         As soon as practicable following execution of this Addendum the Company agrees to include in a Form S-8 Registration Statement at its expense an additional 147,000 shares in order to pay for professional services invoiced.

         If the foregoing is agreeable, please indicate your approval by dating and signing below and returning an original copy to me.

                                        Very truly yours,

                                        /s/  Richard O. Weed
                                        ---------------------------------------
                                             Richard O. Weed
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APPROVAL AND ACCEPTANCE

READ AND ACCEPTED.

NONA MORELLI'S II, INC.

By:  /s/  Fred G. Luke
     -----------------------------
Name:     Fred G. Luke
Title:    Chief Executive Officer